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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                      October 12, 2001 (October 10, 2001)

                         ------------------------------

                           PROVINCE HEALTHCARE COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                        0-23639              62-1710772
(State or Other Jurisdiction of    (Commission File Number)    (IRS Employer
         Incorporation)                                      Identification No.)


   105 WESTWOOD PLACE
   SUITE 400
   BRENTWOOD, TENNESSEE                                             37027
   (Address of Principal Executive Offices)                       (Zip Code)

                                 (615) 370-1377
              (Registrant's Telephone Number, Including Area Code)



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ITEM 5. OTHER EVENTS

         On October 10, 2001, Province Healthcare Company (the "Company") completed the issuance and sale of $172,500,000 aggregate principal amount of the Company's 4 1/4% Convertible Subordinated Notes due 2008 for purchase by qualified institutional buyers under Rule 144A of the Securities Act of 1933 (the "Notes"). The Notes were sold in a private transaction to the initial purchasers, Merrill Lynch, Pierce, Fenner & Smith Incorporated, First Union Securities, Inc., UBS Warburg LLC, and Banc of America Securities LLC. The amount sold in the offering includes $22,500,000 principal amount of the Notes issued upon the exercise by the initial purchasers of an option to cover over-allotments. The Notes are convertible, at the election of the holder, into shares of the Company's Common Stock at a conversion price of $41.55 per share.

         The net proceeds of the offering will be used to repay any outstanding borrowings under the Company's existing senior credit facility, for working capital and for general corporate purposes, including potential acquisitions of additional hospitals.

         The Notes and the Common Stock issuable upon the conversion of the Notes have not been registered under the Securities Act, or any state securities laws, and may be offered for resale only to qualified institutional buyers in reliance on Rule 144A under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PROVINCE HEALTHCARE COMPANY


                                    By:      /s/ Brenda B. Rector
                                         ---------------------------------------
                                             Brenda B. Rector
                                             Vice President and Controller

Date: October 12, 2001